Rule 10f-3 Transaction Exhibit
Nuveen Managed Accounts Portfolios Trust
Nuveen Municipal Total Return Managed Accounts Portfolio
FILE #811-22023
ATTACHMENT 77O


<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
4/16/08
Intermountain Power Agency Subordinated Power Supply Revenue Refunding Bonds,
Series 2008
$396,540,000
$750,000

Net amount: $779,925.00

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
Wells Fargo Brokerage Services
Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/7/08
North Carolina Municipal Power Agency
$430,975,000
$0.00
Morgan Stanley & Co. Incorporated
First Southwest Company
UBS Securities LLC
Wachovia Bank, National Association
Goldman, Sachs & Co.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/13/08
Lower Colorado River Authority Refunding Revenue Bonds, Series 2008
$199,555,000
$0.00
Morgan Stanley & Co. Incorporated
Lehman Brothers
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
UBS Securities LLC
Wachovia Bank, National Association
Rice Financial Products Company
First Southwest Company
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
5/21/08
Massachusetts Health and Educational Facilities Authority Revenue Bonds
$371,235,000
$650,000.00

Net amount: $662,369.60
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
6/25/08
Michigan Tobacco Settlement Authority
$206,213,850.75
$300,000

Net amount: $291,357.00
Citigroup Global Markets Inc.
DEPFA First Albany Securities LLC
Comerica Securities
Fifth Third Securities, Inc.
Lehman Brothers
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
7/10/08
Municipal Electric Authority of Georgia
$217,890,000
$350,000.00

Net amount: $373,068.50
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Raymond James & Associates, Inc.
Wachovia Bank, National Association
Merrill Lynch, Pierce, Fenner & Smith Incorporated